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                                                                    EXHIBIT 23.1
                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant
1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278


                                                                   JULY 14, 2000

To whom it may concern:

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of July 14, 2000, on the Financial Statements of MAGNOLIA VENTURES, INC., as of June 30, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

 /s/ BARRY L. FRIEDMAN
-------------------------
Barry L. Friedman
Certified Public Accountant